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EXHIBIT 3

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           b                                                [LOGO] Computershare
BREAKWATER RESOURCES LTD.
                                           Computershare Trust Company of Canada
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com



                                           SECURITY CLASS

                                           HOLDER ACCOUNT NUMBER






                                           Please print in ink. Print in CAPITAL
                                           letters inside the grey areas as
                                           shown in this example.

                                           -----------    -----------    ---
                                           [ ] [ ] [ ]    [ ] [ ] [ ]    [ ]
                                           -----------    -----------    ---

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FORM OF PROXY - ANNUAL AND SPECIAL MEETING TO BE HELD ON JUNE 1, 2004
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NOTES TO PROXY
1. EVERY HOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON OF THEIR CHOICE, WHO NEED NOT BE A HOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE PERSONS WHOSE NAMES ARE PRINTED HEREIN, PLEASE INSERT THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE SPACE PROVIDED (SEE REVERSE).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE HOLDER, HOWEVER, IF SUCH A DIRECTION IS NOT MADE IN RESPECT OF ANY MATTER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!
VOTING BY MAIL may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
VOTING BY MAIL OR BY INTERNET are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.
RECEIVE DOCUMENTS ELECTRONICALLY - You can enrol to receive future securityholder communications electronically after you vote using the Internet. If you don't vote online, you can still enrol for this service. Follow the instructions below.


------------------------  ---------------------------  -------------------------
   TO VOTE USING THE           TO VOTE USING THE          TO RECEIVE DOCUMENTS
      TELEPHONE                     INTERNET                 ELECTRONICALLY
(WITHIN CANADA AND U.S.)
------------------------  ---------------------------  -------------------------
o  Call the toll free     o  Go to the following web   o  You can enrol to
   number listed BELOW       site:                        receive future
   from a touch tone         www.computershare.com/       securityholder
   telephone. There is       ca/proxy                     communications
   NO CHARGE for this                                     electronically,
   call.                                                  after you vote using
                                                          the Internet. If you
                                                          DON'T vote online, you
                                                          can still enrol by
                                                          visiting
                                                          www.computershare.com
                                                          - click "Investors"
                                                          and then "Electronic
                                                          Shareholder
                                                          Communications".


YOU WILL NEED TO PROVIDE YOUR HOLDER ACCOUNT NUMBER AND PROXY ACCESS NUMBER LISTED BELOW.




IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY. Proxies submitted must be received by 5:00 p.m., Eastern Standard Time, on May 28, 2004.

THANK YOU

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THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
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APPOINTMENT OF PROXYHOLDER   OR   PRINT THE NAME OF THE
I/WE BEING HOLDER(S) OF           PERSON YOU ARE APPOINTING  -------------------
BREAKWATER RESOURCES LTD.         IF THIS PERSON IS SOMEONE
HEREBY APPOINT:                   OTHER THAN THE CHAIRMAN    -------------------
Garth A.C. MacRae, or failing     OF THE MEETING.
him Colin K. Benner

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Breakwater Resources Ltd to be held at Stock Market Place, The Toronto Stock Exchange, Exchange Tower, 130 King Street, Toronto, Ontario on Tuesday, June 1, 2004 at 4:00 p.m. (Toronto time) and at any adjournment thereof.

1. ELECTION OF DIRECTORS The nominees proposed by Management are:
Colin K. Benner; Gordon F. Bub; Donald K. Charter; Jonathan C. Goodman; Garth A.C. MacRae; Allen J. Palmiere and A. Murray Sinclair, Jr.


FOR all nominees:                       [ ]


WITHHOLD vote for all nominees:         [ ]


2. APPOINTMENT OF AUDITORS                 FOR  WITHHOLD

Appointment of Deloitte & Touche LLP       [ ]    [ ]
as Auditors


RESOLUTIONS
Management recommends a vote FOR the following resolutions. Please read the resolutions in full in the accompanying Management Proxy Circular.


                                                            FOR  AGAINST
3. The amendments to the share purchase plan and share      [ ]    [ ]
   options plan portions of the share incentive plan of the Corporation.


4. The amendment to the share bonus plan portion of the     [ ]    [ ]
   share incentive plan of the Corporation.


5. Approve the grant of 4,000,000 options to purchase       [ ]    [ ]
   common shares of the Corporation, as more particularly described in Breakwater's Management Proxy Circular.


AUTHORIZED SIGNATURE(S) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Signature(s)                                Date - Day  Month         Year
------------------------------              ------------------------------------
                                            [ ] [ ] /  [ ] [ ] / [ ] [ ] [ ] [ ]
------------------------------              ------------------------------------

INTERIM FINANCIAL STATEMENTS REQUEST
In accordance with securities regulations,         Mark this box if you may
shareholders elect annually to receive             would like to receive if
interim financial statements, they so       [ ]    Quarterly Financial
request. If you wish to receive such               Statements by mail.
mailings, please mark your selection.

You can also receive these documents electronically - see reverse for instructions to enrol for electronic delivery.